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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

        NAME OF SUBSIDIARY                                         STATE OF INCORPORATION
        ---------------------------------------------------------  -----------------------
        Rio Sportswear, Inc......................................  Delaware
        AEI Management Corporation(1)............................  California
        Jeanswear Holdings, Inc..................................  Delaware
        Calvin Klein Jeanswear Company(2)........................  Delaware
        Kaijay Acquisition Company(3)............................  Delaware
        Abbeville Acquisition Company(3).........................  Delaware
        New Bedford Shippers Corp.(3)............................  New York
        Broadway Jeanswear Holdings, Inc.........................  Delaware
        Broadway Jeanswear Company, Inc..........................  Delaware
        Broadway Jeanswear Sourcing, Inc.........................  Delaware
        Outlet Stores, Inc.......................................  Delaware
        Outlet Holdings, Inc.....................................  Delaware
        CKJ Holdings, Inc........................................  Delaware
        CKJ Sourcing, Inc........................................  Delaware

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(1) Subsidiary of Rio Sportswear, Inc.
(2) Subsidiary of Jeanswear Holdings, Inc.
(3) Subsidiary of Calvin Klein Jeanswear Company.